EXHIBIT 99.1

FORTEGRA FINANCIAL CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Jacksonville, FL - March 10, 2014 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company offering a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies, reported its results for the fourth quarter and full year ended December 31, 2013.

•
Completed the sale of Bliss & Glennon, Inc. ("B&G") and eReinsure.com, Inc. ("eReinsure") to AmWINS Holdings, LLC for gross proceeds of $83.5 million on December 31, 2013 (the "Disposition"), which resulted in an $8.8 million gain on sale, net of tax.

•	Debt was reduced by $77.5 million, and goodwill and other intangible assets were reduced by a combined $70.0 million, on December 31, 2013 as a result of the Disposition.

•	Net income for the full year 2013 was $22.7 million compared to $15.2 million for the full year 2012. Diluted earnings per share were $1.11 in 2013 compared to $0.74 in 2012.

•	Net income from continuing operations before non-controlling interests was $3.9 million for the fourth quarter of 2013 compared to $3.6 million for the fourth quarter of 2012.

•	Fourth quarter 2013 diluted earnings per share from continuing operations were $0.16 compared to $0.17 in the fourth quarter of 2012.

•
Direct and assumed written premiums for the fourth quarter 2013 rose 17.6% compared to the same period in 2012, and for the full year ended December 31, 2013 increased 11.5% to $410.2 million from $367.8 million for 2012.

•	Adjusted EBITDA from continuing operations for the year ended December 31, 2013 increased 14.0% to $34.3 million, compared with $30.1 million for the year ended December 31, 2012.

"We see 2013 as a transformational year in our company’s history and one that will be viewed as a critical turning point towards our future success. We started the year having just acquired two exceptional companies, ProtectCELL and 4Warranty, and we finished the year with the sale of B&G and eReinsure. As a result of the Disposition, we de-leveraged our balance sheet by paying off the debt under our primary credit facility, and shifted our complete focus to our higher margin product and service offerings. Fortegra is more streamlined and integrated than ever before and our new operating structure will provide us increased efficiency and business flexibility. In the quarter, we took swift action to win over payment protection customers in response to the announcement of a major competitor’s decision to exit a segment of the payment protection market, which created a sizeable market opportunity for us," said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra. "Moreover, we continued to see strong premium growth in our payment protection products, and while regulatory pressures in our Motor Clubs remain, our ProtectCell products had another strong revenue quarter. Last, we are pleased with the early performance of our recently introduced products, and we anticipate these new products will provide meaningful revenue growth in 2014."

Discontinued Operations and Revision of Business Segments
In connection with the Disposition, the financial results of the disposed businesses are reported as discontinued operations in the Consolidated Statements of Income. Fortegra also realigned its reporting structure to manage its ongoing business as a single profit center, and reports financial results from continuing operations in one reportable segment for all periods presented.

Fourth Quarter Results
Total revenues from continuing operations increased $28.9 million, or 45.4%, to $92.5 million for the fourth quarter of 2013, compared to $63.6 million for the fourth quarter of 2012. Net revenues, which are comprised of total revenues less net losses and loss adjustment expenses, member benefit claims, and commission expenses, increased $5.8 million, or 25.6%, to $28.2 million for the quarter compared to $22.5 million for the prior-year period. Operating expenses, which are comprised of personnel costs and other operating expenses, increased $4.7 million, or 32.2%, to $19.1 million for the quarter compared to $14.5 million for the prior-year period. Income from continuing operations before non-controlling interests for the quarter increased $0.3 million, or 7.3%, to $3.9 million from $3.6 million for the fourth quarter of 2012, principally a result of the expansion of our warranty service contracts through ProtectCELL and 4Warranty.

Net income attributable to Fortegra Financial Corporation, including discontinued operations, for the three months ended December 31, 2013 increased $8.8 million, or 232.0%, to $12.6 million from $3.8 million for the three months ended December 31, 2012. Earnings per diluted share attributable to Fortegra Financial Corporation, including discontinued operations, increased 244.4% to $0.62 for the three months ended December 31, 2013 from $0.18 for the same period in 2012. Our 2013 results include the $8.8 million gain, net of tax, or $0.43 per diluted share, from the Disposition. Non-GAAP earnings per share from continuing operations on a diluted basis were $0.18 and $0.20 for the three months ended December 31, 2013 and 2012, respectively.

Full Year 2013 Results
Total revenues from continuing operations increased $91.5 million, or 35.7%, to $347.9 million for the full year 2013, compared to $256.3 million for the full year 2012. Net revenues increased $22.9 million, or 27.7%, to $105.7 million for 2013 compared to $82.7 million for 2012. Operating expenses increased $21.9 million, or 41.5%, to $74.6 million for 2013 compared to $52.7 million for 2012. These increases resulted principally from the expansion of our warranty products through ProtectCELL and 4Warranty. Income from continuing operations before non-controlling interests for the year ended December 31, 2013 decreased $1.2 million, or 8.9%, to $11.8 million from $13.0 million for the year ended December 31, 2012. This decrease resulted from $0.8 million of expense due to the previously announced plan to consolidate certain functions within our operations in 2013, while our 2012 results included a $1.0 million benefit from a change in accounting estimate

Net income attributable to Fortegra Financial Corporation, including discontinued operations, for the year ended December 31, 2013 increased $7.6 million, or 49.8%, to $22.7 million from $15.2 million for the year ended December 31, 2012. Earnings per diluted share attributable to Fortegra Financial Corporation, including discontinued operations, increased 50% to $1.11 for the year ended December 31, 2013 from $0.74 for the same period in 2012. Our 2013 results include the impact of the $8.8 million gain, net of tax, or $0.43 per diluted share, from the Disposition, while 2012 included a $1.0 million benefit from a change in accounting estimate, or $0.05 per diluted share. Non-GAAP earnings per share from continuing operations on a diluted basis were $0.61 and $0.67 for the years ended December 31, 2013 and 2012, respectively.

Balance Sheet
Total investments and cash and cash equivalents increased to $160.5 million at December 31, 2013 compared to $133.3 million at December 31, 2012. Goodwill decreased $54.0 million to $73.7 million at December 31, 2013 compared to $127.7 million at December 31, 2012 as a result of the Disposition. Other intangible assets decreased $21.1 million, of which $14.1 million related to the Disposition. Unearned premiums were $256.4 million at December 31, 2013 compared to $235.9 million at December 31, 2012. Total debt outstanding at December 31, 2013 decreased to $38.3 million compared to $124.4 million at December 31, 2012. Stockholders' equity increased to $166.5 million at December 31, 2013 from $145.7 million at December 31, 2012.

Conference Call Information
Fortegra Financial's executive management will host a conference call to discuss its fourth quarter and year end 2013 results on Tuesday, March 11, 2014 at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the company's website: http://www.fortegrafinancial.com. A replay of the call will be available beginning March 11, 2014 at 11:30 a.m. Eastern Time and ending on March 18, 2014 at 11:59 p.m. Eastern Time on the Company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The pass code for the replay is 13577483.

Statistical Supplement
In addition, the Company has provided a statistical supplement, which can be accessed through the "Investor Relations" section of Fortegra Financial's website at: http://www.fortegrafinancial.com.

About Fortegra Financial Corporation
Fortegra Financial Corporation (references in this report to "Fortegra Financial," "Fortegra," "we," "us," "the Company" or similar terms refer to Fortegra Financial Corporation and its subsidiaries), traded on the New York Stock Exchange under the symbol: FRF, is an insurance services company headquartered in Jacksonville, Florida. Fortegra offers a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies. Fortegra's brands include FortegraTM, Life of the South®, 4Warranty, ProtectCELLTM, Continental Car ClubTM, Auto Knight Motor ClubTM, United Motor ClubTM, ConsectaTM, Pacific Benefits GroupTM, and South Bay Acceptance Corporation.

Use of Non-GAAP Financial Information
We present certain additional financial measures related to our business that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. We present these Non-GAAP measures to provide investors with additional information to analyze our performance from period to period.  Management also uses these measures to assess performance and to allocate resources in managing our businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that we report in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

In this Earnings Release, we present Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, , Net revenue, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations. These financial measures as presented in this Earnings Release are considered Non-GAAP financial measures and are not recognized terms under U.S. GAAP and should not be used as an indicator of, and are not an alternative to, net income or earnings per share as a measure of operating performance. Net income from continuing operations - Non-GAAP Basis as used in this Earnings Release, generally means net income adjusted (on a tax-effected basis) by transaction costs associated with acquisitions, stock-based compensation, restructuring expenses, and unusual or non-recurring charges and items that affect comparability of results. Non-GAAP earnings per share from continuing operations - basic and diluted as presented in this Earnings Release adjust for the impact of the Non-GAAP adjustments to net income, net of tax, on a per share basis. Net revenues as used in this Earnings Release is total revenues less net losses and loss adjustment expenses, member benefit claims, and commission expenses. Operating expense as used in this Earnings Release is the sum of personnel costs and other operating expenses. EBITDA from continuing operations as used in this Earnings Release is net income before interest expense, income taxes, net income attributable to non-controlling interests, depreciation and amortization. Adjusted EBITDA from continuing operations as used in this Earnings Release means "Consolidated Adjusted EBITDA", which is defined under our credit facility with Wells Fargo Bank, N.A. and which generally means consolidated net income before net income attributable to non-controlling interests, consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated income tax expense, relating to continuing operations. The other items excluded in this calculation may include if applicable, but are not limited to, specified acquisition costs, impairment of goodwill and other non-cash charges, stock-based compensation expense, and unusual or non-recurring charges and items that affect comparability of results. The calculation below does not give effect to certain additional adjustments permitted under our credit facility, which if included, would increase the amount of Adjusted EBITDA from continuing operations reflected in this table. We believe presenting Net Income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenue, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations provides investors with a supplemental financial measure of our operating performance.
In addition to the financial covenant requirements under our credit facility, management uses Net Income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenues, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures of operating performance for planning purposes, which may include, but are not limited to, the preparation of budgets and projections, the determination of bonus compensation for executive officers, the analysis of the allocation of resources and the evaluation of the effectiveness of business strategies. We measure Net revenue as another means of understanding product contributions to our results. We measure Operating expenses to reconcile from Net revenues to EBITDA. Although we use EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures to assess the operating performance of our business, both measures have significant limitations as analytical tools because they exclude certain material expenses. For example, they do not include interest expense and the payment of income taxes, which are both necessary elements of our costs and operations. Since we use property and equipment to generate revenues, depreciation expense is a necessary element of our costs. In addition, the omission of amortization expense associated with our intangible assets further limits the usefulness of this financial measure. Management believes the inclusion of the adjustments to EBITDA from continuing operations to derive Adjusted EBITDA from continuing operations are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because EBITDA from continuing operations and Adjusted EBITDA from continuing operations do not account for these expenses, their utility as financial measures of our operating performance has material limitations. Due to these limitations, management does not view EBITDA from continuing operations and Adjusted EBITDA from continuing operations in isolation or as primary financial performance measures.
We believe Net Income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, EBITDA from continuing operations and Adjusted EBITDA from continuing operations are frequently used by securities analysts, investors and other interested parties in the evaluation of similar companies in similar industries and to measure the company's ability to service its debt and other cash needs. Because the definitions of Net Income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, EBITDA from continuing operations and Adjusted EBITDA from continuing operations (or similar financial measures) may vary among companies and industries, they may not be comparable to other similarly titled financial measures used by other companies.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release (including statements regarding: the efficiency and flexibility of our business under our new operating structure, the size of the market opportunity resulting from our competitor's announced exist from a segment of the payment protection market, and the level of contribution of our recently introduced products to our revenue growth in 2014) are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's most current Annual Report on Form 10-K and most current Quarterly Report on Form 10-Q, and any amendments to those reports. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegrafinancial.com.

Contacts:
Stephanie Gannon
904-352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues:
Service and administrative fees	$45,776	$23,355	$172,427	$90,550
Ceding commissions	9,973	9,429	32,824	34,825
Net investment income	635	848	3,050	3,067
Net realized investment gains	—	9	2,043	3
Net earned premium	35,858	29,855	136,787	127,625
Other income	237	97	736	269
Total revenues	92,479	63,593	347,867	256,339

Expenses:
Net losses and loss adjustment expenses	10,471	7,947	41,567	40,219
Member benefit claims	11,395	1,084	46,019	4,642
Commissions	42,382	32,094	154,606	128,741
Personnel costs	9,638	7,231	39,487	28,475
Other operating expenses	9,489	7,242	35,117	24,233
Depreciation and amortization	1,249	1,166	4,858	3,275
Amortization of intangibles	1,371	698	5,527	2,742
Interest expense	899	779	3,621	4,334
(Gain) on sale of subsidiary	—	—	(402)	—
Total expenses	86,894	58,241	330,400	236,661
Income from continuing operations before income taxes	5,585	5,352	17,467	19,678
Income taxes - continuing operations	1,733	1,761	5,660	6,716
Income from continuing operations before non-controlling interests	3,852	3,591	11,807	12,962
Discontinued operations:
Income from discontinued operations - net of tax	476	202	3,546	2,275
Gain on sale of discontinued operations - net of tax	8,844	—	8,844	—
Discontinued operations - net of tax	9,320	202	12,390	2,275
Net income before non-controlling interests	13,172	3,793	24,197	15,237
Less: net income attributable to non-controlling interests	614	10	1,482	72
Net income attributable to Fortegra Financial Corporation	$12,558	$3,783	$22,715	$15,165

Earnings per share - Basic:
Net income from continuing operations - net of tax	$0.17	$0.18	$0.53	$0.65
Discontinued operations - net of tax	0.48	0.01	0.64	0.12
Net income attributable to Fortegra Financial Corporation	$0.65	$0.19	$1.17	$0.77

Earnings per share - Diluted:
Net income from continuing operations - net of tax	$0.16	$0.17	$0.50	$0.63
Discontinued operations - net of tax	0.46	0.01	0.61	0.11
Net income attributable to Fortegra Financial Corporation	$0.62	$0.18	$1.11	$0.74

Weighted average common shares outstanding:
Basic	19,410,655	19,507,733	19,477,802	19,655,492
Diluted	20,388,890	20,507,329	20,482,652	20,600,362

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME - Discontinued Operations (Unaudited)
(All Amounts in Thousands)

	For the Three Months Ended		For the Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Income from discontinued operations:
Revenues:
Brokerage commissions and fees	$8,414	$8,011	$36,823	$35,306
Net investment income	4	1	22	1
Other income	10	—	40	—
Total revenues	8,428	8,012	36,885	35,307

Expenses:
Personnel costs	5,011	4,950	20,251	20,173
Other operating expenses	1,415	1,477	5,778	6,121
Depreciation and amortization	161	183	615	658
Amortization of intangibles	487	480	1,929	2,211
Interest expense	551	578	2,318	2,290
Total expenses	7,625	7,668	30,891	31,453
Income from discontinued operations before income taxes	803	344	5,994	3,854
Income taxes - discontinued operations	327	142	2,448	1,579
Income from discontinued operations - net of tax	476	202	3,546	2,275

Gain on sale of discontinued operations:
Gain on sale of discontinued operations before income taxes	14,739	—	14,739	—
Income taxes - gain on sale of discontinued operations	5,895	—	5,895	—
Gain on sale of discontinued operations - net of tax	8,844	—	8,844	—

Discontinued operations - net of tax	$9,320	$202	$12,390	$2,275

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	At December 31,
	2013	2012
Assets:
Investments:
Fixed maturity securities available-for-sale, at fair value	$131,751	$110,641
Equity securities available-for-sale, at fair value	6,198	6,220
Short-term investments	871	1,222
Total investments	138,820	118,083
Cash and cash equivalents	21,681	15,209
Restricted cash	17,293	31,142
Accrued investment income	1,175	1,235
Notes receivable, net	11,920	11,290
Accounts and premiums receivable, net	18,702	27,302
Other receivables	33,409	13,393
Reinsurance receivables	215,084	203,988
Deferred acquisition costs	78,042	59,320
Property and equipment, net	14,332	17,900
Goodwill	73,701	127,679
Other intangible assets, net	49,173	70,310
Income taxes receivable	—	2,919
Other assets	6,307	7,667
Assets of discontinued operations	791	—
Total assets	$680,430	$707,437

Liabilities:
Unpaid claims	$34,732	$33,007
Unearned premiums	256,380	235,900
Policyholder account balances	23,486	26,023
Accrued expenses, accounts payable and other liabilities	53,035	58,660
Income taxes payable	2,842	—
Deferred revenue	76,927	55,043
Notes payable	3,273	89,438
Preferred trust securities	35,000	35,000
Deferred income taxes, net	19,659	28,651
Liabilities of discontinued operations	8,603	—
Total liabilities	513,937	561,722

Stockholders' Equity:
Preferred stock	—	—
Common stock	209	207
Treasury stock	(8,014)	(6,651)
Additional paid-in capital	99,398	97,641
Accumulated other comprehensive loss, net of tax	(3,665)	(631)
Retained earnings	72,532	49,817
Stockholders' equity before non-controlling interests	160,460	140,383
Non-controlling interests	6,033	5,332
Total stockholders' equity	166,493	145,715
Total liabilities and stockholders' equity	$680,430	$707,437

FORTEGRA FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET REVENUES, OPERATING EXPENSES, EBITDA FROM CONTINUING OPERATIONS AND
ADJUSTED EBITDA, FROM CONTINUING OPERATIONS
(All Amounts in Thousands, except for percentages)

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - NET REVENUES
	For the Three Months Ended		For the Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Total revenues	$92,479	$63,593	$347,867	$256,339
Less :
Net losses and loss adjustment expenses	10,471	7,947	41,567	40,219
Member benefit claims	11,395	1,084	46,019	4,642
Commissions	42,382	32,094	154,606	128,741
Net Revenues	$28,231	$22,468	$105,675	$82,737

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - OPERATING EXPENSES
	For the Three Months Ended		For the Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Personnel costs	$9,638	$7,231	$39,487	$28,475
Other operating expenses	9,489	7,242	35,117	24,233
Operating expenses	$19,127	$14,473	$74,604	$52,708

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
	For the Three Months Ended		For the Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Income from continuing operations before non-controlling interests	$3,852	$3,591	$11,807	$12,962
Depreciation	1,249	1,166	4,858	3,275
Amortization of intangibles	1,371	698	5,527	2,742
Interest expense	899	779	3,621	4,334
Income taxes	1,733	1,761	5,660	6,716
EBITDA from continuing operations	9,104	7,995	31,473	30,029
Transaction costs (1)	37	462	203	601
Restructuring expenses	65	—	1,299	—
(Gain) on sale of subsidiary	—	—	(402)	—
Legal expenses	125	—	520	—
Stock-based compensation expense	239	297	1,228	954
Change in accounting estimate	—	—	—	(1,509)
Adjusted EBITDA from continuing operations	$9,570	$8,754	$34,321	$30,075

EBITDA from continuing operations margin	32.2%	35.6%	29.8%	36.3%
Adjusted EBITDA from continuing operations margin (2)	33.9%	39.0%	32.5%	36.9%

(1) Represents transaction costs associated with acquisitions.

(2) - The change in accounting estimate affecting the year ending December 31, 2012 period impacted net revenues by $1.2 million and other operating expense by ($0.3) million. The Adjusted EBITDA Margin for these periods is computed based on net revenues and income before tax adjusted for these impacts.

FORTEGRA FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET INCOME FROM CONTINUING OPERATIONS - NON-GAAP BASIS
AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS NON-GAAP BASIS
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Income from continuing operations before non-controlling interests	$3,852	$3,591	$11,807	$12,962
Less: net income attributable to non-controlling interests	614	10	1,482	72
Net income from continuing operations	3,238	3,581	10,325	12,890

Non-GAAP Adjustments, net of tax
Transaction costs associated with acquisitions (1)	37	462	203	601
Stock-based compensation	155	190	797	615
Restructuring expenses	42	—	841	—
(Gain) on sale of subsidiary	—	—	(261)	—
Legal	82	—	339	—
Retirement of debt (2)	—	—	—	439
Change in accounting estimate	—	—	—	(976)
Income tax provision-to-return true-ups	—	—	312	103
Total Non-GAAP adjustments, net of tax	316	652	2,231	782
Net income from continuing operations - Non-GAAP basis	$3,554	$4,233	$12,556	$13,672

Earnings per share - Basic:
GAAP earnings per share from continuing operations - basic	$0.17	$0.18	$0.53	$0.65
Non-GAAP adjustments, net of tax	0.02	0.03	0.11	0.04
Non-GAAP earnings per share from continuing operations - basic	$0.19	$0.21	$0.64	$0.69

Earnings per share - Diluted:
GAAP earnings per share from continuing operations - diluted	$0.16	$0.17	$0.50	$0.63
Non-GAAP adjustments, net of tax	0.02	0.03	0.11	0.04
Non-GAAP earnings per share from continuing operations - diluted	$0.18	$0.20	$0.61	$0.67

Weighted average common shares outstanding:
Basic	19,410,655	19,507,733	19,477,802	19,655,492
Diluted	20,388,890	20,507,329	20,482,652	20,600,362

(1) Adjustments not tax effected.
(2) 2012 amounts represent the write off of $678 in previously capitalized transactions costs on the termination of the SunTrust Bank, N.A., revolving credit line, net of tax.
Note: Earnings per share amounts may not add or recalculate due to rounding.